SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 3, 2002


                           INTERLEUKIN GENETICS, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                  000-23413                      94-3123681
(State or other             (Commission                    (IRS Employer
jurisdiction of             File Number)                Identification No.)
incorporation)


                      135 Beaver Street, Waltham, MA 02452
                     -------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (781) 398-0700
                                                     --------------

Item 5.   Other Events.

On September 3, 2002, Interleukin Genetics, Inc. publicly disseminated a press release announcing a letter of intent with a consumer products company and a conference call on Thursday, September 5, 2002 at 9 a.m., eastern time, to discuss the announcement.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.



Item 7.   Financial Statements and Exhibits.

(c)       Exhibit

99.1      Press Release dated September 3, 2002

                                                                    Exhibit 99.1

       INTERLEUKIN GENETICS SIGNS LETTER OF INTENT TO ENTER INTO PRODUCT
                     DEVELOPMENT AND DISTRIBUTION ALLIANCE

WALTHAM, MA - September 3, 2002 - Interleukin Genetics, Inc. (NASDAQ: ILGN) today announced it has signed a letter of intent with an undisclosed major Consumer Products company to develop and market proprietary genomics-based nutritional and skincare products in a worldwide nutrition market currently valued over $40 Billion and growing at an 8% rate each year.

The two parties have executed a letter of intent that, in exchange for an undisclosed sum, permits the nutrition company a limited period in which to evaluate the option of entering into a joint venture or executing a licensing agreement in the area of nutritional genomics. The arrangement allows ILGN to continue its business development activities for the diagnostic and therapeutic applications of the company's technology.

Many common chronic diseases, such as heart disease and Alzheimer's Disease, have a major inflammatory component. Individuals with genetic variations covered by ILGN's patents have more systemic inflammation and are at increased risk for such diseases. Nutritional products designed to reduce the type of inflammation caused by ILGN genetic variations may be an ideal approach to preventing or delaying the onset of these chronic diseases.

"Interleukin Genetics is pleased with the progress both companies have made in constructing a mutually beneficial business relationship. The end goal is to co-develop and distribute nutritional supplements and skincare products using ILGN's expertise and intellectual property in the functional genomics of inflammation. The nutrition company has worldwide distribution and manufacturing capabilities," said Philip Reilly, M.D., the Chairman and CEO of Interleukin Genetics.

Interleukin Genetics will hold a conference call on Thursday, September 5, 2002, at 9 am, eastern time to discuss this announcement. Phil Reilly, Chief Executive Officer, and Ken Kornman, Chief Scientific Officer, will lead the call.

     CONFERENCE CALL INFORMATION
     Date:                 Thursday, September 5, 2002
     Time:                 9 a.m., eastern time
     Toll-Free:            (800) 946-0782

There will be a replay of the conference call for 24 hours, which can be accessed in the United States by dialing toll-free (888) 203-1112. The access code is 594999.

INTERLEUKIN GENETICS

Interleukin Genetics is a biotechnology company focused on inflammation. The company uses functional genomics to develop diagnostic, therapeutic and nutraceutical products based on the genetic variations in people to help prevent or treat diseases of inflammation. Interleukin's TARxGET (Translating Advanced Research in Genomics into more Effective Therapeutics) programs focus on the areas of cardiovascular disease, rheumatoid arthritis and osteoporosis and include the development of tests to assess a person's risk for heart disease and osteoporosis as well as a test to help doctors and patients choose the best course of therapy for rheumatoid arthritis. These products will improve patient care and produce better allocation of healthcare resources. In addition to its research partnerships with numerous academic centers in the U.S. and Europe, Interleukin's corporate collaborators include the leading healthcare organizations, Kaiser Permanente and UnitedHealth Group. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) including statements regarding the expectations about our future growth and operating results, our ability to develop and commercialize our products, entering into one or more strategic alliances on favorable terms with well-funded partners and the sufficiency of our current resources to fund operations into mid-October. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to raise necessary capital, complete clinical research and data analysis, meet expectations about operating into mid-October, meet clinical studies' endpoints, complete one or more strategic alliances, risk of market acceptance of our products, risk of technology and products obsolescence, delays in development of products, reliance on partners, competitive risks and those risks and uncertainties described in our Form 10-Q for the quarter ended June 30, 2002, as filed on August 19, 2002, and in other filings we have made with Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements.


For Interleukin Genetics:
Sharon Leibowitz
Interleukin Genetics, Inc.
(781) 398-0700

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERLEUKIN GENETICS, INC.
                                        --------------------------
                                        (Registrant)



Date:  September 4, 2002                /s/ Fenel M. Eloi
                                        ----------------------------------
                                        Fenel M. Eloi, Chief Operating Officer,
                                        Chief Financial Officer, Treasurer and
                                        Secretary and Treasurer